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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported):    April 28, 1999


                        Arch Communications Group, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)

       0-23232                                31-1358569
       -------                                -----------
(Commission File Number)            (I.R.S. Employer Identification No.)


            1800 West Park Drive, Suite 250, Westborough, MA  01581
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            (Address of Principal Executive Offices)     (Zip Code)

                                (508) 870-6700
                                --------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
                                ---------------
         (Former Name or Former Address, if Changed Since Last Report)



                               Page 1 of   Pages
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Item 5.  Other Events.

     5.1 On April 20, 1999, Arch Communications Group, Inc. ("Arch") distributed to certain unsecured creditors of MobileMedia Communications, Inc. ("MobileMedia") a supplement to the prospectus dated January 5, 1999 relating to Arch's offering of i) up to 108,500,000 shares of Arch's common stock and Class B common stock, offered to MobileMedia's unsecured creditors; ii) transferable subscription rights to purchase the 108,500,000 shares of common stock and Class B common stock for $2.00 per share, offered to MobileMedia's unsecured creditors; and iii) warrants to purchase up to 3,675,659 shares of common stock for approximately $3.00 per share, offered to the standby purchasers.

     5.2 On April 20, 1999, Arch distributed to its stockholders a supplement to the proxy statement/prospectus dated December 18, 1998 relating to Arch's offering of i) non-transferable subscription rights to purchase 44,893,166 shares of common stock for $2.00 per share; and ii) transferable warrants to purchase shares of common stock for approximately $3.00 per share to the extent that the subscription rights are not exercised.



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Exhibit Index

       99.1   Prospectus Supplement Dated April 20, 1999

       99.2   Proxy Statement/Prospectus Supplement Dated April 20, 1999



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 28, 1999         ARCH COMMUNICATIONS GROUP, INC.

                                  /s/ Gerald J. Cimmino
                              By: _____________________________________

                              Title: Vice President and Treasurer